Exhibit 21
International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2022

Name	Jurisdiction
Basswood Forests LLC	Delaware
Branigar Organization, Inc., The	Illinois
Carton y Papel Reciclado, S.A.	Spain
Cartonajes International, S.L.	Spain
Cartonajes Union, S.L.	Spain
Certified Forest Management LLC	Delaware
CircleTree Insurance Company	Tennessee
CMCP - INTERNATIONAL PAPER S.A.S.	Morocco
Commercial Realty & Properties LLC	Delaware
Corrugated Supplies Company, LLC	Delaware
Creapack PLV	France
EM Xpedx, S.A. De C.V.	Mexico
Emballages Laurent SAS	France
English Oak LLC	Delaware
Federal Forestlands Inc.	Delaware
I.P. CONTAINER HOLDINGS (SPAIN) S.L.	Spain
International Paper (Asia) Limited	Hong Kong
International Paper (Europe) S.à r.l.	Luxembourg
International Paper (India) LLP	India
International Paper (New Zealand) Limited	New Zealand
International Paper (Poland) Holding sp. z o.o., w likwidacji	Poland
International Paper Asia Limited (Branch Office)	Korea
International Paper Cabourg SAS	France
International Paper Canada Pulp Holdings ULC	Alberta
International Paper Cartones Ltda.	Chile
International Paper Cartovar, S.A.	Portugal
International Paper Cellulose Fibers (Poland) sp. z o.o.	Poland
International Paper Cellulose Fibers Sales Sàrl	Switzerland
International Paper Company [Delaware]	Delaware
International Paper Company Employee Relief Fund	New York
International Paper Company Foundation	New York
International Paper Container (France) Holding SAS	France
International Paper CTA (Mexico), S. de R.L. de C.V.	Mexico
International Paper Distribution (Shanghai) Limited	People's Republic of China
INTERNATIONAL PAPER DUTCH SERVICES B.V.	Netherlands
International Paper Export Sales, Inc.	Delaware
International Paper Financial Services, Inc.	Delaware
International Paper France SAS	France
International Paper Global Cellulose Fibers Holdings S.à r.l.	Luxembourg
International Paper Holdings (Luxembourg) S.à r.l.	Luxembourg
International Paper Investment (Shanghai) Co., Ltd.	People's Republic of China
International Paper Investment (Shanghai) Co., Ltd., Guangzhou Branch	People's Republic of China
International Paper Investments (Luxembourg) S.à r.l.	Luxembourg
International Paper Italia Srl	Italy
International Paper Japan Limited	Japan
International Paper Madrid Mill, S.L.	Spain
International Paper Manufacturing & Distribution Limited	Hong Kong
International Paper Mexico Company, S. de R.L. de C.V.	Mexico

Exhibit 21
International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2022

Name	Jurisdiction
International Paper Molded Fiber LLC	Nevada
International Paper Peru S.R.L.	Peru
International Paper Polska Sp. z o.o.	Poland
International Paper Professional Services Corporation	Delaware
International Paper Russia Holding B.V.	Netherlands
International Paper Saint-Amand	France
International Paper Switzerland GmbH	Switzerland
IP Acquisition I, LLC	Delaware
IP Belgian Services Company SRL	Belgium
IP Canada Holdings Limited	Canada
IP CBPR Properties 2 LLC	Delaware
IP CBPR Properties LLC	Delaware
IP Commercial Properties LLC	Delaware
IP Eagle LLC	Delaware
IP East Holding (Singapore) Pte. Ltd.	Singapore
IP Forest Resources Company	Delaware
IP International Holdings, Inc.	Delaware
IP Mexico Holdings S.à r.l.	Luxembourg
IP Petroleum LLC	Delaware
IP Realty Holdings LLC	Delaware
IP Singapore Holding Pte. Ltd.	Singapore
IP Timberlands Operating Company, Ltd.	Texas
IP-35, Inc.	Delaware
Lacebark LLC	Delaware
Lake Superior Land Company	Delaware
Longleaf Insurance Company	Tennessee
Lost Creek, Inc.	Delaware
Med Packaging SARL	Morocco
Northwest Pines, Inc.	Delaware
Papeteries d'Espaly SAS	France
Red Bird Receivables, LLC	Delaware
Sabine River & Northern Railroad Company	Texas
Societe Mediterraneenne d'Emballages SAS	France
Societe Normande de Carton Ondule SAS	France
SP Forests L.L.C.	Delaware
Supplier Finance Company, LLC	Delaware
Sustainable Forests L.L.C.	Delaware
Temple Associates LLC	Texas
Timberlands Capital Corp. II, Inc.	Delaware
Timberlands Capital Corp. III, Inc.	Delaware
TIN Land Financing, LLC	Delaware
TIN Timber Financing, LLC	Delaware
U. C. Realty LLC	Delaware